Rule 424b3
Registration No 333155466


AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
OneFifth of One 15 Share

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON STOCK,
BILFINGER SE
INCORPORATED UNDER THE
LAWS OF GERMANY
       The Bank of New York
Mellon, as depositary hereinafter
called the Depositary, hereby
certifies i that there have been
deposited with the Depositary or its
agent, nominee, custodian, clearing
agency or correspondent, the
securities described above Shares
or evidence of the right to receive
such Shares, ii that at the date
hereof each American Depositary
Share evidenced by this Receipt
represents the amount of Shares
shown above, and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called, and
except as otherwise herein
expressly provided, is entitled
upon surrender at the Corporate
Trust Office of the Depositary,
New York, New York of this
Receipt duly endorsed for transfer
and upon payment of the charges
as provided on the reverse of this
Receipt and in compliance with
applicable laws or governmental
regulations, at Owners option 1 to
delivery at the office of the agent,
nominee, custodian, clearing
agency or correspondent of the
Depositary, to a person specified
by Owner, of the amount of
Deposited Securities represented
hereby or evidence of the right to
receive the same or 2 to have such
Deposited Securities forwarded at
his cost and risk to him at the
Corporate Trust Office of the
Depositary.  The words Deposited
Securities wherever used in this
Receipt shall mean the Shares
deposited under the agreement
created by the Receipts as
hereinafter defined including such
evidence of the right to receive the
same, and any and all other
securities, cash and other property
held by the Depositary in place
thereof or in addition thereto as
provided herein.  The word Owner
wherever used in this Receipt shall
mean the name in which this
Receipt is registered upon the
books of the Depositary from time
to time.  The Depositarys
Corporate Trust Office is located at
a different address than its
principal executive office. Its
Corporate Trust Office is located at
101 Barclay Street, New York,
New York 10286, and its principal
executive office is located at One
Wall Street, New York, New York
10286.
1.	RECEIPTS.
	This American Depositary
Receipt this Receipt is one of a
continuing issue of American
Depositary Receipts collectively,
the Receipts, all evidencing rights
of like tenor with respect to the
Deposited Securities, and all issued
or to be issued upon the terms and
subject to the conditions herein
provided, which shall govern the
continuing arrangement by the
Depositary with respect to initial
deposits as well as the rights of
holders and Owners of Receipts
subsequent to such deposits.
	The issuer of the Receipts
is deemed to be the legal entity
resulting from the agreement herein
provided for.
	The issuance of Receipts
against deposits generally may be
suspended, or the issuance of
Receipts against the deposit of
particular Shares may be withheld,
if such action is deemed necessary
or advisable by the Depositary at
any time and from time to time
because of any requirements of
any government or governmental
body or commission or for any
other reason.  The Depositary
assumes no liability with respect to
the validity or worth of the
Deposited Securities.
2.	TRANSFER OF
RECEIPTS.
	Until the surrender of this
Receipt in accordance with the
terms hereof, the Depositary will
maintain an office in the Borough
of Manhattan, The City of New
York, for the registration of
Receipts and transfers of Receipts
where the Owners of the Receipts
may, during regular business hours,
inspect the transfer books
maintained by the Depositary that
list the Owners of the Receipts.
The transfer of this Receipt is
registrable on the books of the
Depositary at its Corporate Trust
Office by the holder hereof in
person or by duly authorized
attorney, upon surrender of this
Receipt properly endorsed for
transfer or accompanied by proper
instruments of transfer and funds
sufficient to pay any applicable
transfer taxes, and the fees and
expenses of the Depositary and
upon compliance with such
regulations, if any, as the
Depositary may establish for such
purpose.  This Receipt may be split
into other such Receipts, or may be
combined with other such Receipts
into one Receipt, representing the
same aggregate number of
American Depositary Shares as the
Receipt or Receipts surrendered.
Upon such split or combination not
involving a transfer, a charge will
be made as provided herein.  The
Depositary may close the transfer
books at any time or from time to
time when deemed expedient by it
in connection with the
performance of its duties
hereunder.
3.	PROOF OF
CITIZENSHIP OR RESIDENCE.
	The Depositary may
require any holder or Owner of
Receipts, or any person presenting
securities for deposit against the
issuance of Receipts, from time to
time, to file such proof of
citizenship or residence and to
furnish such other information, by
affidavit or otherwise, and to
execute such certificates and other
instruments as may be necessary or
proper to comply with any laws or
regulations relating to the issuance
or transfer of Receipts, the receipt
or distribution of dividends or
other property, or the taxation
thereof or of receipts or deposited
securities, and the Depositary may
withhold the issuance or
registration of transfer of any
Receipt or payment of such
dividends or delivery of such
property from any holder, Owner
or other person, as the case may
be, who shall fail to file such
proofs, certificates or other
instruments.
4.	TRANSFERABILITY
RECORDOWNERSHIP.
	It is a condition of this
Receipt and every successive
holder and Owner of this Receipt
by accepting or holding the same
consents and agrees, that title to
this Receipt, when properly
endorsed or accompanied by
proper instruments of transfer, is
transferable by delivery with the
same effect as in the case of a
negotiable instrument provided,
however, that prior to the due
presentation of this Receipt for
registration of transfer as above
provided, and subject to the
provisions of Article 9 below, the
Depositary, notwithstanding any
notice to the contrary, may treat the
person in whose name this Receipt
is registered on the books of the
Depositary as the absolute owner
hereof for the purpose of
determining the person entitled to
distribution of dividends and for
any other purpose.
5.	TAX LIABILITY.
	The Depositary shall not be
liable for any taxes or
governmental or other assessments
or charges that may become
payable in respect of the Deposited
Securities, but a ratable part of any
and all of the same, whether such
tax, assessment or charge becomes
payable by reason of any present
or future law, statute, charter
provision, bylaw, regulation or
otherwise, shall be payable by the
Owner hereof to the Depositary at
any time on request.  Upon the
failure of the holder or Owner of
this Receipt to pay any such
amount, the Depositary may sell
for account of such Owner an
amount of the Deposited Securities
equal to all or any part of the
amount represented by this
Receipt, and may apply the
proceeds in payment of such
obligations, the Owner hereof
remaining liable for any
deficiency.
6.	REPRESENTATIONS
AND WARRANTIES.
	Every person presenting
Shares for deposit shall be deemed
thereby to represent and warrant
that such Shares and each
certificate, if any, therefor are
validly issued, fully paid and
nonassessable, that such Shares
were not issued in violation of any
preemptive or similar rights of the
holders of any securities and that
the person making such deposit is
duly authorized so to do.  Every
such person shall also be deemed
to represent that the deposit of
such securities and the sale of
American Depositary Shares
representing such Shares by that
person in the United States are not
restricted under the Securities Act
of 1933, as amended the Securities
Act of 1933.  Such representations
and warranties shall survive the
deposit of such securities and
issuance of Receipts.
	This Receipt is issued
subject, and all rights of the holder
or Owner hereof are expressly
subject, to the terms and conditions
set forth on both sides of this
Receipt, all of which form a part of
the agreement evidenced in this
Receipt and to all of which the
holder or Owner hereof by
accepting this Receipt consents.
7.	REPORTS OF ISSUER
OF DEPOSITED SECURITIES
VOTING RIGHTS.
	As of the date of the
establishment of the program for
issuance of Receipts by the
Depositary, the Depositary
believed, based on limited
investigation, that the issuer of the
Deposited Securities either i
furnished the Securities and
Exchange Commission the
Commission with certain public
reports and documents required by
foreign law or otherwise or ii
published information in English
on its Internet website at
www.bilfingerberger.com or
another electronic information
delivery system generally available
to the public in its primary trading
market, in either case in
compliance with Rule 12g32b
under the Securities and Exchange
Act of 1934 as in effect and
applicable to that issuer at that
time.  However, the Depositary
does not assume any duty to
determine if the issuer of the
Deposited Securities is complying
with the current requirements of
Rule 12g32b or to take any action
if that issuer is not complying with
those requirements.
	The Depositary shall be
under no obligation to give notice
to the holder or Owner of this
Receipt of any meeting of
shareholders or of any report of or
communication from the issuer of
the Deposited Securities, or of any
other matter concerning the affairs
of such issuer, except as herein
expressly provided.  The
Depositary undertakes to make
available for inspection by holders
and Owners of the Receipts at its
Corporate Trust Office, any reports
and communication received from
the issuer of the Deposited
Securities that are both i received
by the Depositary as the holder of
the Deposited Securities and ii
made generally available to the
holders of the Deposited Securities
by the issuer thereof.  Such reports
and communications will be
available in the language in which
they were received by the
Depositary from the issuer of the
Deposited Securities, except to the
extent, if any, that the Depositary
in its sole discretion elects to both i
translate into English any of such
reports or communications that
were not in English when received
by the Depositary and ii make such
translations, if any, available for
inspection by holders and Owners
of the Receipts.  The Depositary
has no obligation of any kind to
translate any of such reports or
communications or to make such
translation, if any, available for
such inspection.
	The Depositary may, in its
discretion, exercise, in any manner,
or not exercise, any and all voting
rights that may exist in respect of
the Deposited Securities.  The
Depositary may, but assumes no
obligation to, notify Owners of an
upcoming meeting of holders of
Deposited Securities or solicit
instructions from Owners as to the
exercise of any voting rights with
respect to the Deposited Securities.
Upon the written request of the
Owner of this Receipt and payment
to it of any expense involved, the
Depositary may, in its sole
discretion, but assumes no
obligation to, exercise any voting
rights with respect to the amount of
the Deposited Securities
represented by the American
Depositary Shares evidenced by
this Receipt in accordance with that
request.
8.	DISTRIBUTIONS.
	Until the surrender of this
Receipt, the Depositary a shall
distribute or otherwise make
available to the Owner hereof, at a
time and in such manner as it shall
determine, any distributions of
cash, Shares or other securities or
property other than subscription or
other rights and b may distribute or
otherwise make available to the
Owner hereof, at a time and in
such manner as it shall determine,
any distributions of subscription or
other rights, in each case received
with respect to the amount of
Deposited Securities represented
hereby, after deduction, or upon
payment of the fees and expenses
of the Depositary described in
Article 13 below, and the
withholding of any taxes in respect
thereof provided, however, that the
Depositary shall not make any
distribution for which it has not
received satisfactory assurances,
which may be an opinion of
United States counsel, that the
distribution is registered under, or
is exempt from or not subject to
the registration requirements of, the
Securities Act of 1933 or any other
applicable law.  If the Depositary is
not obligated, under the preceding
sentence, to distribute or make
available a distribution under the
preceding sentence, the Depositary
may sell such Shares, other
securities, subscription or other
rights, securities or other property,
and the Depositary shall distribute
the net proceeds of a sale of that
kind to the Owners entitled to
them, after deduction or upon
payment of the fees and expenses
of the Depositary described in
Article 13 below and the
withholding of any taxes in respect
thereof.  In lieu of distributing
fractional American Depositary
Shares for distributed Shares or
other fractional securities, the
Depositary may, in its discretion,
sell the amount of securities or
property equal to the aggregate of
those fractions.  In the case of
subscription or other rights, the
Depositary may, in its discretion,
issue warrants for such
subscription or other rights andor
seek instructions from the Owner
of this Receipt as to the disposition
to be made of such subscription or
other rights.  If the Depositary does
not distribute or make available to
Owners or sell distributed
subscription or other rights, the
Depositary shall allow those rights
to lapse.  Sales of subscription or
other rights, securities or other
property by the Depositary shall be
made at such time and in such
manner as the Depositary may
deem advisable.
	If the Depositary shall find
in its opinion that any cash
distribution is not convertible in its
entirety or with respect to the
Owners of a portion of the
Receipts, on a reasonable basis into
U.S. Dollars available to it in the
City of New York, or if any
required approval or license of any
government or agency for such
conversion is denied or is not
obtainable within a reasonable
period, the Depositary may in its
discretion make such conversion
and distribution in U.S. Dollars to
the extent possible, at such time
and rates of conversion as the
Depositary shall deem appropriate,
to the Owners entitled thereto and
shall with respect to any such
currency not converted or
convertible either i distribute such
foreign currency to the holders
entitled thereto or ii hold such
currency for the respective
accounts of such Owners
uninvested and without liability for
interest thereon, in which case the
Depositary may distribute
appropriate warrants or other
instruments evidencing rights to
receive such foreign currency.
9.	RECORD DATES
ESTABLISHED BY
DEPOSITARY.
	Whenever any cash
dividend or other cash distribution
shall become payable or any
distribution other than cash shall be
made, or whenever rights shall be
offered, with respect to Deposited
Securities, or whenever the
Depositary shall receive notice of
any meeting of Owners of
Deposited Securities, or whenever
it is necessary or desirable to
determine the Owners of Receipts,
the Depositary will fix a record
date for the determination of the
Owners generally or the Owners of
Receipts who shall be entitled to
receive such dividend, distribution
or rights, or the net proceeds of the
sale thereof, to give instructions for
the exercise of voting rights at any
such meeting or responsible for
any other purpose for which the
record date was set.
10.	CHANGES AFFECTING
DEPOSITED SECURITIES.
	Upon i any change in
nominal value or any subdivision,
combination or any other
reclassification of the Deposited
Securities, or ii any
recapitalization, reorganization,
sale of assets substantially as an
entirety, merger or consolidation
affecting the issuer of the
Deposited Securities or to which it
is a party, or iii the redemption by
the issuer of the Deposited
Securities at any time of any or all
of such Deposited Securities
provided the same are subject to
redemption, then and in any such
case the Depositary shall have the
right to exchange or surrender such
Deposited Securities and accept
and hold hereunder in lieu thereof
other shares, securities, cash or
property to be issued or delivered
in lieu of or in exchange for, or
distributed or paid with respect to,
such Deposited Securities.  Upon
any such exchange or surrender,
the Depositary shall have the right,
in its discretion, to call for
surrender of this Receipt in
exchange upon payment of fees
and expenses of the Depositary for
one or more new Receipts of the
same form and tenor as this
Receipt, but describing the
substituted Deposited Securities.
In any such case the Depositary
shall have the right to fix a date
after which this Receipt shall only
entitle the Owner to receive such
new Receipt or Receipts.  The
Depositary shall mail notice of any
redemption of Deposited Securities
to the Owners of Receipts,
provided that in the case of any
redemption of less than all of the
Deposited Securities, the
Depositary shall select in such
manner as it shall determine an
equivalent number of American
Depositary Shares to be redeemed
and shall mail notice of redemption
only to the Owners of Receipts
evidencing those American
Depositary Shares.  The sole right
of the Owners of Receipts
evidencing American Depositary
Shares designated for redemption
after the mailing of such notice of
redemption shall be to receive the
cash, rights and other property
applicable to the same, upon
surrender to the Depositary and
upon payment of its fees and
expenses of the Receipts
evidencing such American
Depositary Shares.
11.	LIABILITY OF
DEPOSITARY.
       The Depositary shall not
incur any liability to any holder or
Owner of this Receipt i if by
reason of any provisions of any
present or future law of the United
States of America, any state
thereof, or of any other country, or
of any governmental or regulatory
authority, or by reason of any
provision, present or future, of the
charter or articles of association or
similar governing document of the
issuer or of the Deposited
Securities, the Depositary shall be
prevented, delayed or forbidden
from or subjected to any civil or
criminal penalty or extraordinary
expenses on account of doing or
performing any act or thing which
by the terms hereof it is provided
shall be done or performed, ii by
reason of any nonperformance or
delay, caused as specified in clause
i above, in the performance of any
act or thing which by the terms of
this Receipt it is provided shall or
may be done or performed, iii by
reason of any exercise of, or
failure to exercise, any discretion
provided for herein, iv for the
inability of any Owner or holder to
benefit from any distribution,
offering, right or other benefit
which is made available to holders
of Deposited Securities but is not
made available to Owners or
holders, v for any special,
consequential or punitive damages
for any breach of the terms of this
Receipt or vi arising out of any act
of God, terrorism or war or any
other circumstances beyond its
control.
       The Depositary shall not be
responsible for any failure to carry
out any requests to vote any
Deposited Securities or for the
manner or effect of any vote that is
cast either with or without the
request of any Owner, or for not
exercising any right to vote any
Deposited Securities.
       The Depositary does not
assume any obligation and shall
not be subject to any liability to
holders or Owners hereunder other
than agreeing to act without
negligence or bad faith in the
performance of such duties as are
specifically set forth herein.
       The Depositary shall be
under no obligation to appear in,
prosecute or defend, any action,
suit or other proceeding in respect
of any of the Deposited Securities
or in respect of the Receipts on
behalf of Owners or holders or any
other persons.  The Depositary
shall not be liable for any action or
nonaction by it in reliance upon the
advice of or information from legal
counsel, accountants or any other
persons believed by it in good faith
to be competent to give such
advice or information.
       The Depositary, subject to
Article 14 hereof, may itself
become the owner of and deal in
securities of any class of the issuer
of the Deposited Securities and in
Receipts of this issue.
12.	TERMINATION OF
AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
	The Depositary may at any
time terminate the agreement
evidenced by this Receipt and all
other Receipts by mailing notice of
such termination to the Owners of
all Receipts then outstanding at
their addresses appearing upon the
books of the Depositary, at least
thirty days prior to the date fixed in
such notice for termination.  On
and after such date of termination
the Owner hereof, upon surrender
of this Receipt at the Corporate
Trust Office of the Depositary, will
be entitled to delivery of the
amount of the Deposited Securities
represented hereby upon the same
terms and conditions, and upon
payment of a fee at the rates
provided herein with respect to the
surrender of this Receipt for
Deposited Securities and on
payment of applicable taxes and
charges.  The Depositary may
convert any dividends received by
it in cash after the termination date
into U.S. Dollars as herein
provided, and after deducting
therefrom the fees of the
Depositary and referred to herein
and any taxes and governmental
charges and shall thereafter hold
the balance of said dividends for
the pro rata benefit of the Owners
of the respective Receipts.  As to
any Receipts not so surrendered
within thirty days after such date
of termination the Depositary shall
thereafter have no obligation with
respect to the collection or
disbursement of any subsequent
dividends or any subscriptions or
other rights accruing on the
Deposited Securities.  After the
expiration of three months from
such date of termination the
Depositary may sell any remaining
Deposited Securities in such
manner as it may determine, and
may thereafter hold uninvested the
net proceeds of any such sale or
sales together with any dividends
received prior to such sale or the
U.S. Dollars received on
conversion thereof, unsegregated
and without liability for any
interest thereon, for the pro rata
benefit of the Owners of the
Receipts that have not  theretofore
been surrendered for cancellation,
such Owners thereupon becoming
general creditors of the Depositary
with respect to such net proceeds.
After making such sale, or if no
such sale can be made after the
expiration of one year from such
date of termination, the Depositary
shall be discharged from all
obligations whatsoever to the
holders and Owners of the
Receipts except to make
distribution of the net proceeds of
sale and of such dividends after
deducting all fees, charges and
expenses of the Depositary or of
the Deposited Securities, in case no
sale can be made, upon surrender
of the Receipts.
13.	CERTAIN FEES AND
CHARGES OF THE
DEPOSITARY.
	The Depositary may charge
any party depositing or
withdrawing Shares, any party
transferring or surrendering
Receipts, any party to whom
Receipts are issued including
issuance pursuant to a stock
dividend or stock split or an
exchange of stock or distribution
pursuant to Articles 8 or 10 or
Owners, as applicable, i fees for
the delivery or surrender of
Receipts and deposit or withdrawal
of Shares, ii fees for distributing
cash, Shares or other property
received in respect of Deposited
Securities, iii taxes and other
governmental charges, iv
registration or custodial fees or
charges relating to the Shares, v
cable, telex and facsimile
transmission expenses, vi foreign
currency conversion expenses and
fees, vii depositary servicing fees
and viii any other fees or charges
incurred by the Depositary or its
agents in connection with the
Receipt program.  The Depositarys
fees and charges may differ from
those of other depositaries.  The
Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof.  The Depositary will
provide, without charge, a copy of
its latest schedule of fees and
charges to any party requesting it.
	The Depositary may charge
fees for receiving deposits and
issuing Receipts, for delivering
Deposited Securities against
surrendered Receipts, for transfer
of Receipts, for splits or
combinations of Receipts, for
distribution of each cash or other
distribution on Deposited
Securities, for sales or exercise of
rights, or for other services
performed hereunder.  The
Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof.  The Depositary will
provide, without charge, a copy of
its latest fee schedule to any party
requesting it.
14.	PRERELEASE OF
RECEIPTS.
	Notwithstanding any other
provision of this Receipt, the
Depositary may execute and
deliver Receipts prior to the receipt
of Shares PreRelease. The
Depositary may deliver Shares
upon the receipt and cancellation
of Receipts which have been
PreReleased, whether or not such
cancellation is prior to the
termination of such PreRelease or
the Depositary knows that such
Receipt has been PreReleased.  The
Depositary may receive Receipts in
lieu of Shares in satisfaction of a
PreRelease.  Each PreRelease will
be a preceded or accompanied by a
written representation from the
person to whom Receipts or Shares
are to be delivered that such
person, or its customer, owns the
Shares or Receipts to be remitted,
as the case may be, b at all times
fully collateralized with cash or
such other collateral as the
Depositary deems appropriate,
c terminable by the Depositary on
not more than five 5 business days
notice, and d subject to such
further indemnities and credit
regulations as the Depositary
deems appropriate.  The number of
American Depositary Shares which
are outstanding at any time as a
result of PreReleases will not
normally exceed thirty percent
30% of the Shares deposited with
the Depositary provided, however,
that the Depositary reserves the
right to change or disregard such
limit from time to time as it deems
appropriate.
	The Depositary may retain
for its own account any
compensation received by it in
connection with the foregoing.
15.	COMPLIANCE WITH
U.S. SECURITIES LAWS.
	Notwithstanding any terms
of this Receipt to the contrary, the
Depositary will not exercise any
rights it has under this Receipt to
prevent the withdrawal or delivery
of Deposited Securities in a
manner which would violate the
United States securities laws
including, but not limited to,
Section 1A1 of the General
Instructions to the Form F6
Registration Statement, as amended
from time to time, under the
Securities Act of 1933.
16.	GOVERNING LAW
VENUE OF ACTIONS JURY
TRIAL WAIVER.
	This Receipt shall be
interpreted and all rights hereunder
and provisions hereof shall be
governed by the laws of the State
of New York.
	All actions and proceedings
brought by any Owner or holder of
this Receipt against the Depositary
arising out of or relating to the
Shares or other Deposited
Securities, the American
Depositary Shares or the Receipts,
or any transaction contemplated
herein, shall be litigated only in
courts located within the State of
New York.
	EACH OWNER AND
HOLDER HEREBY
IRREVOCABLY WAIVES, TO
THE FULLEST EXTENT
PERMITTED BY APPLICABLE
LAW, ANY RIGHT IT MAY
HAVE TO A TRIAL BY JURY IN
ANY SUIT, ACTION OR
PROCEEDING AGAINST THE
DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF
OR RELATING TO THE SHARES
OR OTHER DEPOSITED
SECURITIES, THE AMERICAN
DEPOSITARY SHARES OR THE
RECEIPTS, OR ANY
TRANSACTION
CONTEMPLATED HEREIN, OR
THE BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY QUESTION
REGARDING EXISTENCE,
VALIDITY OR TERMINATION
WHETHER BASED ON
CONTRACT, TORT OR ANY
OTHER THEORY.
17.	AMENDMENT OF
RECEIPTS.
       The form of the Receipts
and the agreement created thereby
may at any time and from time to
time be amended by the Depositary
in any respect which it may deem
necessary or desirable. Any
amendment which shall prejudice
any substantial existing right of
Owners shall not become effective
as to outstanding Receipts until the
expiration of thirty 30 days after
notice of such amendment shall
have been given to the Owners of
outstanding Receipts provided,
however, that such thirty 30 days
notice shall in no event be required
with respect to any amendment
which shall impose or increase any
taxes or other governmental
charges, registration fees, cable,
telex or facsimile transmission
costs, delivery costs or other such
expenses. Every Owner and holder
of a Receipt at the time any
amendment so becomes effective
shall be deemed, by continuing to
hold such Receipt, to consent and
agree to such amendment and to be
bound by the agreement created by
Receipt as amended thereby. In no
event shall any amendment impair
the right of the Owner of any
Receipt to surrender such Receipt
and receive therefor the amount of
Deposited Securities represented
by the American Depositary Shares
evidenced thereby, except in order
to comply with mandatory
provisions of applicable law.







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